HSBC Finance Corporation

EXHIBIT 99.02

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of HSBC Finance Corporation:

We consent to the incorporation by reference in the Registration Statements No. 2-86383, No. 33-21343, No. 33-45454, No. 33-45455, No. 33-52211, No. 33-58727, No. 333-00397, No. 333-03673, No. 333-36589, No. 333-39639, No. 333-47073, No. 333-58291, No. 333-58289, No. 333-58287, No. 333-30600, No. 333-50000, No. 333-70794, No. 333-71198, No. 333-83474 and No. 333-99107 on Form S-8 and Registration Statements No. 33-55043, No. 33-55561, No. 33-64175, No. 333-02161, No. 333-14459, No. 333-47945, No. 333-59453, No. 333-60543, No. 333-72453, No. 333-82119, No. 333-33240, No. 333-45740, No. 333-56152, No. 333-61964, No. 333-73746, No. 333-75328, No. 333-85886, No. 333-111413, No. 33-44066, No. 33-57249, No. 333-01025, No. 333-27305, No. 333-33052, No. 333-53862, No. 333-60510, No. 333-100737, No. 333-120494, No. 333-120495, No. 333-120496 , No. 333-130580 and No. 333-128369 on Form S-3 of HSBC Finance Corporation (the Company) of our report dated February 29, 2008, except as to Notes 1, 2, 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 19, 20, 21, 22, 23, 24, 25, 26 and 27, which are as of November 28, 2008, with respect to the consolidated balance sheets of HSBC Finance Corporation as of December 31, 2007 and 2006, and the related consolidated statements of income (loss), changes in the shareholder’s(s’) equity, and cash flows for each of the years in the three-year period ended December 31, 2007, which report appears in Exhibit 99.01 of HSBC Finance Corporation’s Current Report on Form 8-K filed on November 28, 2008.

/s/ KPMG LLP

Chicago, Illinois
November 28, 2008

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